SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                October 16, 2002
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                                (Date of report)


                                 ZENASCENT, INC.
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             (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                         000-25563                   65-0648808
------------------------         ------------------------      -----------------
(State of Incorporation)         (Commission File Number)      (IRS Employer ID)


                                1 Montauk Highway
                              Southampton, NY 11968
                    ----------------------------------------
                    (Address of principal executive offices)


                                  631-726-2700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.  Other Events


     On September 17, 2002, Cedric Kushner, James DiLorenzo and Zenascent, Inc., (the "Issuer"), entered into a Stock Amendment and Issuance Agreement (the "SAIA") pursuant to which the terms of the Issuer's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Stock") (which currently is held only by Mr. Kushner, the President and a member of the Board of Directors of the Issuer, and Mr. DiLorenzo, the Vice President, Secretary, Treasurer and a member of the Board of Directors of the Issuer) would be modified such that each share of Series B Stock would be convertible into only 50 shares of the Issuer's common stock, par value $0.01 per share (the "Common Stock") as opposed to 100 shares of Common Stock, as previously provided. The SAIA also provides that the aggregate liquidation preference of the Series B Stock would be reduced by 50%, from $4,860,000 to $2,430,000.

     In consideration for their agreement to reduce the conversion ratio of the Series B Stock by 50%, the SAIA provided for the issuance to Messrs. Kushner and DiLorenzo of shares of a new series of preferred stock, Series D Preferred Stock, par value $0.01 per share (the "Series D Stock"), which has no right to receive dividends and is not convertible into Issuer's Common Stock, but will vote together with the Issuer's Common Stock, with each share of Series D Stock having 50 votes. The Series D Stock issued to Messrs. Kushner and DiLorenzo pursuant to the SAIA carries an aggregate liquidation preference of $2,430,000.

     On October 16, 2002, the Issuer amended its Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock to amend the conversion ratio of such stock from 100 to 50. Accordingly, the 339,788.66 shares of Series B Stock owned by Mr. Kushner are now convertible into an aggregate of 16,989,433 shares of the Issuer's Common Stock, and the 59,962.71 shares of Series B Stock owned by Mr. DiLorenzo are now convertible into an aggregate of 2,998,135.5 shares of the Issuer's Common Stock.

     On October 16, 2002, the Issuer filed a Certificate of Designation, Preferences and Rights of the Series D Stock with the Secretary of State of the State of Delaware. On October 16, 2002, 339,788.66 of Series D Stock were issued to Mr. Kushner and 59,962.71 shares of Series D Preferred Stock were issued to Mr. DiLorenzo.


ITEM 7(c).  Exhibits.

4.1 Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock

4.2 Certificate of Designation, Preferences and Rights of the Series D Preferred Stock

4.3 Stock Amendment and Issuance Agreement, dated September 17, 2002, by and among Cedric Kushner, James DiLorenzo and the Issuer



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.

Dated: November 15, 2002

                                                ZENASCENT, INC.
                                                (Registrant)



                                                /s/ Cedric Kushner
                                                -------------------------------
                                                By:  Cedric Kushner
                                                     President